Patrick Industries, Inc. Completes Acquisition of Geremarie Corporation ELKHART, IN – November 17, 2020 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Lake Zurich, Illinois-based Geremarie Corporation (“Geremarie”), a leading designer, manufacturer and fabricator of a full suite of high-precision aluminum components serving the marine industry, in addition to the medical, aerospace, defense, commercial and industrial markets. The Company projects Geremarie’s full-year 2020 revenues to be approximately $44 million and expects the acquisition to be immediately accretive to net income per share. “Geremarie is a premier, innovative designer and fabricator of custom billet aluminum ski and wakeboard towers, components, trim, and accessories for major OEM brands in the marine sector,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “By utilizing their state-of-the-art, fully automated systems and manufacturing capabilities, Geremarie has been successful in driving efficiency, throughput, and continuous improvement. We are very excited to partner with Jim Schultz and the Geremarie team, and we believe this acquisition represents an attractive cross selling growth opportunity within multiple end markets while providing the potential for tremendous synergies across our brand platform. In addition, the combination of Geremarie’s highly specialized engineering, programming, and operational expertise has been key to their ability to pair functionality with aesthetics in creating industry leading innovation for their customers. Consistent with previous acquisitions, we will support Geremarie with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.” Jim Schultz, founder of Geremarie, said, “After nearly 25 years developing and implementing the vision for our business model and growing our platform, we look forward to partnering with Patrick to continue to drive innovation with our product offering and our team’s commitment to customer excellence. Patrick shares our commitment to culture and delivering the highest quality products to our customers through continuous investment in processes, manufacturing technology, people, training and systems.” The acquisition of Geremarie includes the acquisition of working capital and other assets and was funded under the Company’s existing credit facility. Patrick will continue to operate Geremarie on a stand-alone basis under its brand name in its existing manufacturing facility.

About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com / 574.294.7511 2